UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RVLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On June 13, 2019, RSM, US LLP (“RSM”) notified the Chairman of the Audit Committee of the Board of Directors (the “Audit Committee”) of Revolution Lighting Technologies, Inc. (the “Company”) that, effective immediately, it was resigning as the Company’s independent registered public accounting firm. Later that day, RSM sent the Audit Committee a letter confirming RSM’s resignation.

RSM’s report on the Company’s financial statements for the fiscal year ended December 31, 2017 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. However, as disclosed in the Company’s Current Report on Form 8-K filed on December 11, 2018, the Company’s Audit Committee has determined that this report on the Company’s financial statements and internal control over financial reporting should no longer be relied upon. RSM has not completed its audit procedures and has not issued any report on the Company’s financial statements for the fiscal year ended December 31, 2018.

In addition, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and RSM on accounting principles or practices, financial statement disclosure or auditing scope of procedure, which, if not resolved to the satisfaction of RSM, would have caused them to make reference to the disagreement in their reports on the Company’s financial statements for either of the two fiscal years or the subsequent interim period preceding RSM’s resignation.

During the two most recent fiscal years and the subsequent interim period preceding RSM’s resignation, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for (1) the material weakness in the Company’s internal control over financial reporting as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and (2) RSM stating that it can no longer rely on management representations, as set forth in its resignation letter.

In its resignation letter to the Company, RSM stated that it had concluded based on the totality of the information reviewed from the Audit Committee’s recent independent investigation and in its professional judgment, it could no longer rely on the management representations in connection with the audit of the Company’s 2018 internal control over financial reporting and consolidated financial statements.

The Company is currently in the process of identifying a successor independent registered public accounting firm. The Company will authorize RSM to respond fully to the inquiries of the successor independent registered public accounting firm, which has yet to be selected.

The Company has provided RSM with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in Item 4.01 of this Current Report on Form 8-K and has requested that RSM furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the Company’s statements made in response to those requirements and, if not, stating the respects in which it does not agree. A copy of RSM’s letter, dated June 19, 2019, confirming RSM’s agreements with these statements is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On June 14, 2019, the Company issued a press release announcing the resignation of RSM as the Company’s independent registered public accounting firm. A copy of the press release is attached as Exhibit 99.1.

Update on Audit Committee Investigation

Background. As previously announced, the Company is cooperating with an ongoing investigation by the SEC. On April 23, 2018, the SEC issued a subpoena to the Company focused on revenue recognition practices at its Energy Source division. The Audit Committee, after retaining counsel and forensic accounting consultants, conducted an internal investigation that ultimately led to the termination of the employment of five Energy Source employees, one which currently serves as an Energy Source consultant. The Company determined that the accounting errors identified through that investigation were immaterial.

On October 11, 2018, the SEC issued a second subpoena related to the Company’s Value Lighting and All-Around Lighting divisions. The Audit Committee commenced an investigation to examine certain revenue recognition practices at those divisions, specifically the booking of revenue using “bill and hold” accounting for certain transactions occurring from 2014 through 2018. Upon satisfaction of specific requirements imposed by accounting principles and interpretations of the SEC staff, bill and hold revenue accounting permits a company to record revenue for products customers have agreed to purchase that it has segregated for delivery within the company’s own warehouse. Absent satisfaction of these requirements, revenue recognition generally should occur upon delivery of products to customers.

The Audit Committee again retained counsel and forensic accounting consultants in connection with its investigation. The investigation team conducted an extensive review of emails and other documentation, interviewed current and former employees of the Company and analyzed the documentation underlying a subset of the Company’s bill and hold transactions. The Audit Committee and its advisors met regularly between November 2018 and May 2019.

As previously disclosed, on December 10, 2018, the Audit Committee, upon the recommendation of the Company’s management, concluded that, as a result of apparent errors related to revenue recognition associated with bill and hold transactions identified in the course of the Audit Committee investigation, the Company’s consolidated financial statements as of and for each of the following fiscal periods should no longer be relied upon:

•	the fiscal quarters ended March 31, 2018 and June 30, 2018;

•	the fiscal year ended December 31, 2017 and each fiscal quarter therein;

•	the fiscal year ended December 31, 2016 and each fiscal quarter therein; and

•	the fiscal year ended December 31, 2015 and each fiscal quarter therein.

Additionally, the Company disclosed at that time that the Audit Committee had determined that the related reports of RSM on the consolidated financial statements and internal control over financial reporting for the fiscal years ended December 31, 2017, 2016 and 2015 should also no longer be relied upon and that it had discussed such matters with RSM.

On May 7, 2019, upon the recommendation of the Company’s management and as a result of additional information regarding errors related to bill and hold revenue recognition analyzed during the course of its investigation, the Audit Committee concluded that the Company’s consolidated financial statements for the fiscal year ended December 31, 2014 and the related reports of RSM on such consolidated financial statements and internal control over financial reporting for the fiscal year ended December 31, 2014 should also no longer be relied upon.

Investigation Summary. The Audit Committee has now completed its investigation. The investigation yielded the following facts:

•

The Company did not meet all of the accounting criteria for recognizing revenue on a bill and hold basis from 2014 through the second quarter of 2018 and, thus, certain of its revenues during this timeframe were not recognized in the proper period.

•

The Company had a material weakness in internal controls with respect to revenue recognition from bill and hold transactions. The Company has retained independent consultants to further assess and propose additional improvements to its controls, which the Company expects will be assessed by the Company’s auditors in connection with the Restatement (as defined below).

•

Certain members of Value Lighting’s management and financial teams who were in place at the time of the bill and hold transactions reviewed by the Audit Committee and its advisors are no longer employed by the Company.    Based on the results of the investigation, if certain former employees had still been with the Company as of May 2019, the Audit Committee would have recommended that they be terminated. Of particular note, Value Lighting’s former CFO, who left the Company in mid-2016, caused certain documents memorializing agreements to terms relevant to recognizing revenue on a bill and hold basis to be backdated and altered.

•	Certain current employees of the Company will be terminated from employment with the Company.

•

The CFO of the Multi-family division (of which Value Lighting is a part) joined the Company in November 2016 and attempted to improve the Company’s policies and procedures as to bill and hold accounting. However, he did not effectively enforce the improved policies and procedures. In addition, in late October 2018, he was made aware of the aforementioned falsification of documents that occurred in or about early 2016. The Audit Committee, investigative team, and other advisors and consultants retained by the Company were not informed of the falsification of documents until approximately five months later. The Multi-family CFO’s employment will be terminated following a 90-day transition period in a non-accounting capacity.

•

Part of the Company’s policy was that signed bill and hold agreements were to be obtained from the customer prior to booking revenue. The Vice President of Sales at Value Lighting frequently did not obtain all signed agreements in a timely manner. He will be terminated from employment following a 90-day transition period.

•	A systems analyst at Value Lighting who backdated the documents at the former Value Lighting CFO’s request will be terminated.

•	The Company’s CEO did not have knowledge of the bill and hold transaction errors and will remain in place as Chief Executive Officer.

•	In light of the retirement of the Company’s CFO in May 2019, the Audit Committee recommended hiring, and on June 14, 2019, appointed an experienced new Chief Financial Officer.

Restatement. As previously disclosed, on May 7, 2019, upon the recommendation of the Company’s management and as a result of the information regarding errors related to bill and hold revenue recognition obtained and analyzed during the course of its investigation, the Audit Committee concluded that the Company’s consolidated financial statements as of and for each of the following fiscal periods should be restated:

•	the fiscal quarters ended March 31, 2018 and June 30, 2018;

•	the fiscal year ended December 31, 2017 and each fiscal quarter therein;

•	the fiscal year ended December 31, 2016;

•	the fiscal year ended December 31, 2015; and

•	the fiscal year ended December 31, 2014.

The Company is currently working diligently on restating these financial statements (the “Restatement”) and is in the process of identifying an independent registered public accounting firm to conduct an audit of its internal control over financial reporting and consolidated financial statements for the years ended December 31, 2016, 2017 and 2018 (the “Audit”). Following completion of the Restatement and the Audit the Company intends to file with the SEC its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and subsequently its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019 and June 30, 2019.

Remedial Measures.

•	The Audit Committee recommended the following improvements to the Company’s internal controls on the following timelines:

•

Discontinue the use of recognizing revenue based on a bill and hold basis. The Company has informed the Audit Committee that it has instituted a policy that there be no further bill and hold transactions beginning in the second quarter of 2018, and that in a review of the Company’s revenue and internal controls, independent consultants hired by the Company have confirmed that no bill and hold transactions have occurred under the new policy.

•

Strengthen the review and approval for accounting principles and policies, as well as accounting transactions. The Company has informed the Audit Committee that this is to be completed contemporaneously with the Restatement.

•

Strengthen tone at the top messaging regarding proper revenue recognition by engaging in periodic discussions with middle management and sales personnel regarding policies and controls to reveal pressures to meet revenue targets and possible improprieties. The Company has informed the Audit Committee that this is to be commenced contemporaneously with the Restatement.

•	Develop and implement an improved corporate-wide compliance and ethics program. The Company has informed the Audit Committee that this is to be implemented contemporaneously with the Restatement.

•	Ensure that policies and procedures relating to the timely collection of customer account balances are consistently applied.

The Company accepted and is in the process of implementing all remedial measures and/or internal controls recommended by the Audit Committee and its advisors.

Revised Estimates.

In the Company’s Form 12b-25 filed with the SEC on November 13, 2018, the Company provided an estimate of the impact on prior annual periods and the first half of 2018 if it had recognized revenue based on shipment of products to customers rather than using bill and hold revenue accounting and had corrected certain known errors unrelated to bill and hold revenue accounting. The Company has updated that estimate. The Company now estimates that if it had recorded revenue based on shipment to customers and had corrected all known errors unrelated to bill and hold revenue accounting, the impact on its financial statements for prior periods would be to decrease revenue by a total of approximately $5.1 million, $6.6 million and $13.3 million in each of the 2014, 2015 and 2016 fiscal years, respectively, and to increase revenue by approximately $16.3 million and $1.4 million in fiscal 2017 and the first half of 2018 (ending June 30, 2018), respectively.

The updated estimate reflects an aggregate of $4.3 million less revenue over the period from the beginning of 2014 through the second quarter of 2018, compared to the estimate provided on November 13, 2018. $4.2 million of the adjustment reflects the correction of accounting errors with respect to certain of the Company’s transactions with a third-party distributor. One of the Company’s divisions, Seesmart Technologies, Inc. (“Seesmart”) sold products to the distributor that were in turn sold by the distributor to Energy Source. Seesmart recognized revenue upon delivery of these products to the distributor. When Energy Source sold the products, upon delivery to its customers it recognized revenue. These transactions overstated revenue and costs of sales for equal amounts for all periods, beginning in 2015, by $0.4 million in 2015, $1.7 million in 2016, $1.5 million in 2017 and $0.6 million in the first two quarters of 2018.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “will,” “may,” “estimates”, “expects,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding the Company’s ability to complete the Restatement and Audit and successfully implement all of the remedial measures recommended by the Audit Committee involve risks and uncertainties that may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that the Company will be unable to hire a new certified registered public accountant in time to regain compliance with Nasdaq’s continued listing requirements, the Company’s ability to continue to meet its liquidity needs and the other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect the views of the Company’s management as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from RSM, US LLP, dated June 19, 2019

99.1	Press Release, dated June 14, 2019, of Revolution Lighting Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Robert V. LaPenta
Robert V. LaPenta, Sr.
Chief Executive Officer and President